Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2013 THIRD QUARTER RESULTS

DENVER, COLORADO, Tuesday, October 29, 2013. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended September 30, 2013.

2013 Third Quarter Highlights and Comparisons to 2012 Third Quarter

●	Net income of $36.3 million, or $0.73 per diluted share vs. net income of $20.1 million, or $0.41 per diluted share
●	Pretax income of $34.9 million, up 79% from $19.5 million
o	Homebuilding pretax income of $26.7 million vs. $10.2 million
o	Pretax operating margin of 7.8%, up 200 basis points from 5.8%
●	Home sale revenues of $433.7 million, up 35%
o	Homes delivered of 1,257, up 21%
o	Average selling price of $345,000, up 12%
o	Gross margin from home sales of 18.1% vs. 15.5%, up 260 basis points
●	SG&A expenses as a percentage of home sale revenues of 13.3% vs. 14.0%, a 70 basis point improvement
●	Monthly net home order absorption pace of 2.3 homes per active community, up 14%
o	Net new orders of 924 homes, down 8%; dollar value up 2% to $325.5 million
●	Backlog dollar value of $676.8 million, up 1%
o	Backlog units of 1,762, down 12%
●	Acquired 2,117 lots in 55 communities, including 31 new communities
o	Total land acquisition spend of $162.0 million
●	Cash and investments of $797.5 million at September 30, 2013

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce we earned a third quarter profit of $0.73 per diluted share, our seventh consecutive quarterly operating profit, with net income improving by $16.1 million over the prior year and our pretax operating margin increasing by 200 basis points year-over-year. These improvements were again driven by the performance of our homebuilding business, on the strength of both volume and gross margin gains.”

Mr. Mizel continued, “The recent increase in mortgage interest rates from historically low levels, combined with economic uncertainty created by the government shutdown, debt ceiling debates, and the potential for tapering of federal stimulus, has temporarily dampened housing demand. In spite of these factors, we increased the pace of our new home sales during the 2013 third quarter as our monthly absorption rate increased by 14% year-over-year to 2.3 net new home orders per active community. Our active community count decreased both year-over-year and sequentially due to the selling out of communities quicker than anticipated and delays encountered with various municipalities, all of which contributed to lower net new orders for the quarter. However, based on our land acquisition activity over the past year, we are confident that our active community count will start growing again before the spring selling season.”

M.D.C. HOLDINGS, INC.

Mr. Mizel concluded, “We continue to believe that a solid housing recovery is ongoing, supported by attractive affordability levels and a low inventory of available-for-sale housing. Our confidence in the market is evidenced by our continued land acquisition activity in the 2013 third quarter, as we purchased approximately 2,100 lots and ended the quarter with more than 15,800 lots owned and controlled, an increase of 52% year-over-year. We believe that this lot supply can provide us the opportunity to drive meaningful gains in both closings volume and profitability for 2014. At the same time, we have balanced our land acquisition efforts with continued discipline in our approach to managing our balance sheet, ending the quarter with nearly $800 million in cash and investments, maintaining an industry leading net leverage ratio, and adhering to a conservative land supply strategy. We believe this approach is valuable for our Company, not only in providing us the liquidity we need to drive growth and take advantage of market opportunities, but also in protecting us in the event that the housing market experiences more volatility.”

Homebuilding

Home sale revenues for the 2013 third quarter increased 35% to $433.7 million compared to $320.6 million for the prior year period. The increase in revenues resulted from a 21% increase in homes delivered to 1,257 homes as compared to 1,039 in the prior year and a 12% increase in our average selling price to $345,000. The increase in average selling price was largely due to price appreciation and lower incentives in many of our markets.

Gross margin from home sales for the 2013 third quarter increased to 18.1% from 15.5% for the year-earlier period. The increase was attributable to our continued focus on increasing pricing and decreasing incentives as its markets improved since the start of 2012. On a sequential basis, our 2013 third quarter gross margin from home sales was flat as compared to 18.1% for the 2013 second quarter. Excluding inventory impairments, warranty accrual adjustments and previously capitalized interest in cost of sales, adjusted gross margin from home sales was 21.8%* for the 2013 third quarter, compared to 18.2%* for the 2012 third quarter and 21.3%* for the 2013 second quarter.

SG&A expenses as a percentage of home sales revenues decreased by 70 basis points to 13.3% for the 2013 third quarter versus 14.0% for the same period in 2012. The improvement was the result of operating leverage created by a year-over-year increase in home sale revenues, which outpaced a year-over-year increase in our absolute level of SG&A expenses, and was slightly offset by a year-over-year increase in legal expenses driven by various significant legal recoveries in the 2012 third quarter which did not recur in the 2013 third quarter.

Net new orders for the 2013 third quarter decreased 8% to 924 homes, compared to 1,008 homes during the same period in 2012, largely due to a 19% decrease in our average active community count. However, our monthly sales absorption rate for the 2013 third quarter rose 14% to 2.3 per community, compared to 2.0 per community for the 2012 third quarter. Our cancellation rate for the 2013 third quarter was 26% versus 27% in the prior year third quarter.

M.D.C. HOLDINGS, INC.

We ended the 2013 third quarter with 1,762 homes in backlog, with an estimated sales value of $676.8 million, compared with a backlog of 1,997 homes with an estimated sales value of $667.0 million at September 30, 2012.

At September 30, 2013, we had 134 active subdivisions, down 19% from September 30, 2012. As a result of the significant increase in our land acquisition activity in the fourth quarter of 2012 and the first nine months of 2013, our lots owned and under option increased by 52% year-over-year to over 15,800 lots.

Financial Services

Income before taxes from our financial services operations for the 2013 third quarter was $8.2 million, compared to $9.3 million for the 2012 third quarter. The decrease in pretax income primarily reflected a $1.5 million decrease in pretax income for our mortgage operations to $5.9 million in the 2013 third quarter, compared to $7.4 million in the 2012 third quarter, despite higher loan volumes. The decrease in our mortgage profitability was mostly driven by lower per unit origination income and gains on loans locked and sold compared to a year ago resulting primarily from a more competitive mortgage market and higher interest rates. Additionally, our mortgage operations experienced increases in overhead and loan loss reserve expenses.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville, Orlando, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-Q for the quarter ended September 30, 2013, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

* Please see "Reconciliation of Non-GAAP Financial Measures" on page 12.

Contact:           Robert N. Martin

Vice President of Finance and Corporate Controller

(720) 977-3431

bob.martin@mdch.com

 M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$433,693	$320,647	$1,165,768	$761,857
Land sale revenues	25	15	1,832	3,420
Total home and land sale revenues	433,718	320,662	1,167,600	765,277
Home cost of sales	(354,889)	(271,067)	(956,892)	(649,941)
Land cost of sales	(35)	(2)	(1,470)	(3,210)
Inventory impairments	(350)	-	(350)	-
Total cost of sales	(355,274)	(271,069)	(958,712)	(653,151)
Gross margin	78,444	49,593	208,888	112,126
Selling, general and administrative expenses	(57,753)	(44,788)	(157,862)	(118,135)
Interest income	6,460	5,365	21,146	16,651
Interest expense	-	-	(1,726)	(808)
Other income (expense)	(488)	16	853	592
Homebuilding pretax income	26,663	10,186	71,299	10,426

Financial Services:
Revenues	14,282	13,668	40,672	31,974
Expenses	(6,921)	(5,155)	(19,144)	(13,459)
Interest and other income	885	785	2,680	2,323
Financial services pretax income	8,246	9,298	24,208	20,838

Income before income taxes	34,909	19,484	95,507	31,264
Benefit from income taxes	1,342	642	188,169	1,765
Net income	$36,251	$20,126	$283,676	$33,029

Other comprehensive income related to available for sale securities, net of tax	1,960	5,095	2,500	10,945
Comprehensive income	$38,211	$25,221	$286,176	$43,974

Earnings per share:
Basic	$0.73	$0.41	$5.76	$0.69
Diluted	$0.73	$0.41	$5.71	$0.68

Weighted average common shares outstanding
Basic	48,492,588	47,761,307	48,438,154	47,499,429
Diluted	48,767,834	47,940,038	48,867,055	47,610,195

Dividends declared per share	$-	$0.25	$-	$0.75

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$149,580	$129,535
Marketable securities	578,441	519,465
Restricted cash	2,186	1,859
Trade and other receivables	29,488	28,163
Inventories:
Housing completed or under construction	634,159	512,949
Land and land under development	699,974	489,572
Total inventories	1,334,133	1,002,521
Property and equipment, net	31,608	33,125
Deferred tax asset, net of valuation allowance of $25,046 and $248,306 at September 30, 2013 and December 31, 2012, respectively	184,986	-
Metropolitan district bond securities (related party)	14,167	5,818
Other assets	50,937	38,959
Total homebuilding assets	2,375,526	1,759,445
Financial Services:
Cash and cash equivalents	47,706	30,560
Marketable securities	21,816	32,473
Mortgage loans held-for-sale, net	74,340	119,953
Other assets	8,693	3,010
Total financial services assets	152,555	185,996
Total Assets	$2,528,081	$1,945,441

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$20,030	$73,055
Accrued liabilities	135,434	118,456
Senior notes, net	1,095,421	744,842
Total homebuilding liabilities	1,250,885	936,353

Financial Services:
Accounts payable and accrued liabilities	57,852	51,864
Mortgage repurchase facility	38,912	76,327
Total financial services liabilities	96,764	128,191
Total Liabilities	1,347,649	1,064,544

Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,874,476 and 48,698,757 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	489	487
Additional paid-in-capital	910,218	896,861
Retained earnings (accumulated deficit)	262,387	(21,289)
Accumulated other comprehensive income	7,338	4,838
Total Stockholders' Equity	1,180,432	880,897
Total Liabilities and Stockholders' Equity	$2,528,081	$1,945,441

M.D.C. HOLDINGS, INC.

Consolidated Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$36,251	$20,126	$283,676	$33,029
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation expense	3,026	4,907	8,240	12,628
Depreciation and amortization	888	1,052	2,960	3,708
Inventory impairments and write-offs of land option deposits	1,125	103	1,624	414
Amortization of discount (premiums) on marketable debt securities	(607)	430	816	279
Deferred income tax benefit	(2,014)		(189,657)	-
Net changes in assets and liabilities:
Restricted cash	493	176	(327)	(1,417)
Trade and other receivables	6,967	4,660	(1,599)	(13,685)
Mortgage loans held-for-sale	18,123	(20,961)	45,613	(8,313)
Housing completed or under construction	(65,078)	(66,607)	(121,165)	(202,994)
Land and land under development	(71,709)	21,358	(210,218)	112,406
Other assets	(6,924)	(4,509)	(15,307)	(553)
Accounts payable and accrued liabilities	(158)	4,400	(30,516)	14,043
Net cash used in operating activities	(79,617)	(34,865)	(225,860)	(50,455)

Investing Activities:
Purchases of marketable securities	(57,792)	(104,379)	(369,887)	(397,167)
Maturities of marketable securities	45,477	-	132,492	106,000
Sales of marketable securities	50,016	59,355	187,083	285,056
Purchases of property and equipment	(280)	(290)	(1,278)	(958)
Net cash used in investing activities	37,421	(45,314)	(51,590)	(7,069)

Financing Activities:
Payments on mortgage repurchase facility	(60,201)	(47,120)	(195,760)	(137,529)
Advances on mortgage repurchase facility	50,265	61,348	158,345	135,715
Dividend payments	-	(12,056)	-	(36,046)
Proceeds from issuance of senior notes	-	-	346,938	-
Proceeds from exercise of stock options	-	15,680	5,118	15,820
Net cash provided by (used in) financing activities	(9,936)	17,852	314,641	(22,040)

Net increase (decrease) in cash and cash equivalents	(52,132)	(62,327)	37,191	(79,564)
Cash and cash equivalents:
Beginning of period	249,418	326,124	160,095	343,361
End of period	$197,286	$263,797	$197,286	$263,797

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended September 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	173	$42,029	$242.9	203	$44,877	$221.1	(15%)	(6%)	10%
California	156	57,852	370.8	131	46,580	355.6	19%	24%	4%
Nevada	187	53,017	283.5	178	37,679	211.7	5%	41%	34%
Washington	110	35,558	323.3	63	18,894	299.9	75%	88%	8%
West	626	188,456	301.0	575	148,030	257.4	9%	27%	17%
Colorado	320	120,402	376.3	229	81,706	356.8	40%	47%	5%
Utah	45	14,565	323.7	53	14,632	276.1	(15%)	(0%)	17%
Mountain	365	134,967	369.8	282	96,338	341.6	29%	40%	8%
Maryland	100	43,574	435.7	65	29,382	452.0	54%	48%	(4%)
Virginia	90	46,866	520.7	67	34,069	508.5	34%	38%	2%
Florida	76	19,830	260.9	50	12,828	256.6	52%	55%	2%
East	266	110,270	414.5	182	76,279	419.1	46%	45%	(1%)
Total	1,257	$433,693	$345.0	1,039	$320,647	$308.6	21%	35%	12%

	Nine Months Ended September 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	443	$105,662	$238.5	418	$89,920	$215.1	6%	18%	11%
California	469	168,640	359.6	319	107,768	337.8	47%	56%	6%
Nevada	481	127,612	265.3	439	87,735	199.9	10%	45%	33%
Washington	269	86,034	319.8	166	48,060	289.5	62%	79%	10%
West	1,662	487,948	293.6	1,342	333,483	248.5	24%	46%	18%
Colorado	933	347,210	372.1	539	192,923	357.9	73%	80%	4%
Utah	171	53,097	310.5	151	41,874	277.3	13%	27%	12%
Mountain	1,104	400,307	362.6	690	234,797	340.3	60%	70%	7%
Maryland	237	100,685	424.8	156	67,953	435.6	52%	48%	(2%)
Virginia	248	123,335	497.3	196	92,395	471.4	27%	33%	5%
Florida	207	53,493	258.4	133	32,678	245.7	56%	64%	5%
Illinois	-	-	-	2	551	275.5	N/M	N/M	N/M
East	692	277,513	401.0	487	193,577	397.5	42%	43%	1%
Total	3,458	$1,165,768	$337.1	2,519	$761,857	$302.4	37%	53%	11%

N/M = Not meaningful

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended September 30,
	2013				2012				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	185	$49,009	$264.9	3.11	136	$30,441	$223.8	2.96	36%	61%	18%	5%
California	91	37,654	413.8	2.81	173	56,507	326.6	3.15	(47%)	(33%)	27%	(11%)
Nevada	119	39,276	330.1	2.87	131	30,944	236.2	2.50	(9%)	27%	40%	15%
Washington	75	24,596	327.9	2.17	71	21,998	309.8	2.06	6%	12%	6%	5%
West	470	150,535	320.3	2.81	511	139,890	273.8	2.73	(8%)	8%	17%	3%
Colorado	251	101,385	403.9	2.23	251	84,575	337.0	1.81	0%	20%	20%	23%
Utah	28	8,481	302.9	2.17	66	20,220	306.4	1.33	(58%)	(58%)	(1%)	63%
Mountain	279	109,866	393.8	2.22	317	104,795	330.6	1.68	(12%)	5%	19%	32%
Maryland	50	23,459	469.2	0.94	39	18,031	462.3	0.72	28%	30%	1%	31%
Virginia	48	22,262	463.8	1.55	88	42,554	483.6	2.29	(45%)	(48%)	(4%)	(32%)
Florida	77	19,363	251.5	2.23	53	12,918	243.7	1.26	45%	50%	3%	77%
East	175	65,084	371.9	1.48	180	73,503	408.4	1.34	(3%)	(11%)	(9%)	10%
Total	924	$325,485	$352.3	2.25	1,008	$318,188	$315.7	1.98	(8%)	2%	12%	14%

	Nine Months Ended September 30,
	2013				2012				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	508	$129,469	$254.9	3.28	569	$124,723	$219.2	3.24	(11%)	4%	16%	1%
California	451	178,424	395.6	4.18	511	175,533	343.5	3.10	(12%)	2%	15%	35%
Nevada	441	134,717	305.5	4.15	522	114,823	220.0	3.07	(16%)	17%	39%	35%
Washington	262	84,668	323.2	2.67	216	64,040	296.5	2.26	21%	32%	9%	18%
West	1,662	527,278	317.3	3.56	1,818	479,119	263.5	3.00	(9%)	10%	20%	19%
Colorado	1,050	392,728	374.0	3.02	797	276,767	347.3	1.89	32%	42%	8%	60%
Utah	137	43,644	318.6	1.98	203	60,491	298.0	1.28	(33%)	(28%)	7%	55%
Mountain	1,187	436,372	367.6	2.85	1,000	337,258	337.3	1.73	19%	29%	9%	65%
Maryland	252	115,425	458.0	1.51	235	103,079	438.6	1.45	7%	12%	4%	4%
Virginia	231	115,473	499.9	2.23	276	136,740	495.4	2.16	(16%)	(16%)	1%	3%
Florida	243	62,163	255.8	2.14	142	33,502	235.9	1.07	71%	86%	8%	100%
Illinois	-	-	-	-	2	550	275.0	-	N/M	N/M	N/M	N/M
East	726	293,061	403.7	1.89	655	273,871	418.1	1.55	11%	7%	(3%)	22%
Total	3,575	$1,256,711	$351.5	2.82	3,473	$1,090,248	$313.9	2.16	3%	15%	12%	31%

N/M = Not meaningful

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	September 30,		%
	2013	2012	Change
Arizona	19	14	36%
California	11	18	(39%	)
Nevada	15	16	(6%	)
Washington	11	12	(8%	)
West	56	60	(7%	)
Colorado	37	45	(18%	)
Utah	5	16	(69%	)
Mountain	42	61	(31%	)
Maryland	16	17	(6%	)
Virginia	9	13	(31%	)
Florida	11	15	(27%	)
East	36	45	(20%	)
Total	134	166	(19%	)
Average for quarter ended	137	170	(19%	)
Average for the nine months ended	141	179	(21%	)

Backlog

	September 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes		Dollar Value	Average Price
	(Dollars in thousands)
Arizona	215	$58,313	$271.2	279	$62,902	$225.5	(23%	)	(7% )	20%
California	211	87,963	416.9	310	104,825	338.1	(32%	)	(16% )	23%
Nevada	164	57,521	350.7	239	56,902	238.1	(31%	)	1%	47%
Washington	72	25,119	348.9	104	33,885	325.8	(31%	)	(26% )	7%
West	662	228,916	345.8	932	258,514	277.4	(29%	)	(11% )	25%
Colorado	587	227,335	387.3	491	179,779	366.1	20%		26%	6%
Utah	47	15,387	327.4	120	35,745	297.9	(61%	)	(57% )	10%
Mountain	634	242,722	382.8	611	215,524	352.7	4%		13%	9%
Maryland	198	94,175	475.6	192	80,876	421.2	3%		16%	13%
Virginia	168	84,867	505.2	183	91,993	502.7	(8%	)	(8% )	0%
Florida	100	26,081	260.8	79	20,052	253.8	27%		30%	3%
East	466	205,123	440.2	454	192,921	424.9	3%		6%	4%
Total	1,762	$676,761	$384.1	1,997	$666,959	$334.0	(12%	)	1%	15%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	September 30,		%
	2013	2012	Change
Unsold:
Completed	202	137	47%
Under construction	940	624	51%
Total unsold started homes	1,142	761	50%
Sold homes under construction or completed	1,459	1,463	0%
Model homes	229	229	0%
Total homes completed or under construction	2,830	2,453	15%

Lots Owned and Optioned (including homes completed or under construction):

	September 30, 2013			September 30, 2012
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,888	134	3,022	938	63	1,001	202%
California	1,546	64	1,610	1,065	112	1,177	37%
Nevada	1,514	265	1,779	994	61	1,055	69%
Washington	518	154	672	524	212	736	(9%)
West	6,466	617	7,083	3,521	448	3,969	78%
Colorado	4,372	1,014	5,386	3,325	433	3,758	43%
Utah	546	-	546	557	13	570	(4%)
Mountain	4,918	1,014	5,932	3,882	446	4,328	37%
Maryland	522	325	847	584	358	942	(10%)
Virginia	415	294	709	547	103	650	9%
Florida	716	521	1,237	321	95	416	197%
Illinois	-	-	-	123	-	123	N/M
East	1,653	1,140	2,793	1,575	556	2,131	31%
Total	13,037	2,771	15,808	8,978	1,450	10,428	52%

N/M = Not meaningful

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Margin from Home Sales

Adjusted gross margin from home sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that inventory impairments, warranty adjustments and interest have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended September 30,				Nine Months Ended September 30,				Three Months Ended June 30,
	2013	Gross Margin %	2012	Gross Margin %	2013	Gross Margin %	2012	Gross Margin %	2013	Gross Margin %
	(Dollars in thousands)

Gross Margin	$78,444	18.1%	$49,593	15.5%	$208,888	17.9%	$112,126	14.7%	$72,772	18.1%
Less: Land Sales Revenue	(25)		(15)		(1,832)		(3,420)		(1,807)
Add: Land Cost of Sales	35		2		1,470		3,210		1,435
Gross Margin from Home Sales	$78,454	18.1%	$49,580	15.5%	$208,526	17.9%	$111,916	14.7%	$72,400	18.1%
Add: Inventory Impairments	350		-		350		-		-
Add: Interest in Cost of Sales	15,567		8,655		38,121		20,654		12,680
Add: Warranty Adjustments	-		-		300		-		-
Adjusted Gross Margin
from Home Sales	$94,371	21.8%	$58,235	18.2%	$247,297	21.2%	$132,570	17.4%	$85,080	21.3%